Exhibit 99.2

INDEX TO FINANCIAL STATEMENTS

Financial Statements of Vanguard Synfuels, LLC, a Development-Stage Company

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets as of June 30, 2006 (unaudited) and December 31, 2005	F-3

Statements of Operations for the six months ended June 30, 2006 and 2005 (unaudited), the period from inception (April 28, 2003) through December 31, 2005, and the years ended December 31, 2005 and 2004

F-4

Statements of Members’ Equity (Deficit) period from inception (April 28, 2003) through December 31, 2003, the years ended December 31, 2004 and 2005, and the six months ended June 30, 2006 (unaudited)	F-5

Statements of Cash Flows for the six months ended June 30, 2006 and 2005 (unaudited), the period from inception (April 28, 2003) through December 31, 2005, and the years ended December 31, 2005 and 2004

F-6

Notes to Financial Statements	F-7

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Diametrics Medical, Inc.

We have audited the accompanying balance sheet of Vanguard Synfuels, LLC. (“Vanguard”), a development-stage company (Note 2), as of December 31, 2005, and the related statements of operations, members’ deficit, and cash flows for the period from inception (April 28, 2003) through December 31, 2005, and for each of the two years in the period ended December 31, 2005. These financial statements are the responsibility of Vanguard’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vanguard Synfuels, LLC. as of December 31, 2005, and the results of its operations and its cash flows the period from inception (April 28, 2003) through December 31, 2005, and for each of the two years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States.

/s/ McKennon Wilson & Morgan LLP

Irvine, California

September 26, 2006

VANGUARD SYNFUELS, LLC.

(A DEVELOPMENT-STAGE COMPANY – NOTE 2)

BALANCE SHEETS

	June 30, 2006	December 31, 2005
	(Unaudited)
ASSETS (NOTE 5)
Current assets:
Cash and cash equivalents	$49,516	$405,450
Restricted short-term investments (Notes 3 and 5)	1,006,833	643,622
Accounts receivable, no allowance for uncollectible accounts	143,194	2,050
Inventory	391,239	—

Total current assets	1,590,782	1,051,122
Property plant and equipment, net of accumulated deprecation of $142,872 and $52,647, respectively (Note 4)	3,036,551	1,340,255
Other	43,486	43,486

Total assets	$4,670,819	$2,434,863

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$445,000	$145,122
Accrued liabilities	212,426	161,849
Line of credit (Note 5)	1,254,083	—
Notes payable to banks (Note 5)	2,417,891	1,148,249

Total current liabilities	4,329,400	1,455,220
Notes payable to related parties (Note 8)	759,990	509,990

Total liabilities	5,089,390	1,965,210

Commitment and contingencies (Note 6)	—	—
Members’ equity (deficit) (Note 7):
Members’ capital	1,963,242	1,963,242
Deficit accumulated during the development stage	(2,381,813)	(1,493,589)

Total members’ equity (deficit)	(418,571)	469,653

Total liabilities and members’ equity (deficit)	$4,670,819	$2,434,863

See accompanying notes to financial statements

VANGUARD SYNFUELS, LLC.

(A DEVELOPMENT-STAGE COMPANY – NOTE 2)

STATEMENTS OF OPERATIONS

	Six months ended June 30,		Inception through December 31, 2005	Years ended December 31,
	2006	2005		2005	2004
	(Unaudited)	(Unaudited)
Sales, including excise taxes of $84,534	$377,395	$—	$—	$—	$—
Cost of sales, including excise taxes of $64,084	633,543	—	—	—	—

Gross profit (loss)	(256,148)	—	—	—	—

Operating expenses:
General and administrative	662,453	1,390,402	2,990,555	1,747,120	716,239
Research and development	—	231,859	936,003	571,608	216,437

Total operating expenses	662,453	1,622,261	3,926,558	2,318,728	932,676

Operating loss	(918,601)	(1,622,261)	(3,926,558)	(2,318,728)	(932,676)
Interest expense	(78,193)	(76,574)	(277,247)	(86,057)	(127,760)
Gain on sale of property, plant and equipment	—	2,545,241	2,668,946	2,545,241	123,705
Other income	108,570	19,688	41,270	36,956	2,395

Income (loss) before provision for income taxes	(888,224)	866,094	(1,493,589)	177,412	(934,336)
Provision for income taxes (Note 2)	—	—	—	—	—

Net income (loss)	$(888,224)	$866,094	$(1,493,589)	$177,412	$(934,336)

See accompanying notes to financial statements

VANGUARD SYNFUELS, LLC.

(A DEVELOPMENT-STAGE COMPANY – NOTE 2)

STATEMENT OF MEMBERS’ EQUITY (DEFICIT)

INCEPTION (APRIL 28, 2003) THROUGH JUNE 30, 2006

	Members’ Capital	Accumulated Deficit	Total
Balances at April 28, 2003	$1,500,407	$—	$1,500,407
Interests issued for services rendered	109,172	—	109,172
Net loss	—	(736,665)	(736,665)

Balances at December 31, 2003	1,609,579	(736,665)	872,914
Net loss	—	(934,336)	(934,336)

Balances at December 31, 2004	1,609,579	(1,671,001)	(61,422)
Compensation forgiven by management	196,163	—	196,163
Interests issued for services	157,500	—	157,500
Net income	—	177,412	177,412

Balances at December 31, 2005	1,963,242	(1,493,589)	469,653
Net loss (unaudited)	—	(888,224)	(888,224)

Balances at June 30, 2006 (unaudited)	$1,963,242	$(2,381,813)	$(418,571)

See accompanying notes to financial statements

VANGUARD SYNFUELS, LLC.

(A DEVELOPMENT-STAGE COMPANY – NOTE 2)

STATEMENTS OF CASH FLOWS

	Six months ended June 30,		Inception through December 31, 2005	Years ended December 31,
	2006	2005		2005	2004
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income (loss)	$(888,224)	$866,094	$(1,493,589)	$177,412	$(934,336)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization expense	90,225	12,000	78,375	24,076	46,807
Member interests issued for services rendered	—	157,500	266,672	157,500	—
Compensation forgiven	—	46,898	196,163	196,163	—
Gain on sale of property, plant and equipment held for sale	—	(2,545,241)	(2,668,946)	(2,545,241)	(123,705)
Changes in operating assets and liabilities:
Accounts receivable	(141,144)	—	(2,050)	(2,050)	—
Inventory	(391,239)	—	—	—	—
Prepaids and other	—	(1,817)	—	1,817	13,508
Accounts payable	299,878	(76,257)	145,122	102,264	16,258
Accrued liabilities	50,578	425,951	161,849	68,390	(64,368)

Net cash used in operating activities	(979,926)	(1,114,872)	(3,316,404)	(1,819,669)	(1,045,836)
Cash flows from investing activities:
Purchases of property, plant and equipment (Notes 1 and 4)	(1,786,522)	(5,250)	(2,382,913)	(511,692)	(36,876)
Proceeds from sales of property, plant and equipment (Note 4)	—	2,238,001	3,623,972	3,411,452	212,520
Purchases of investments (Note 3)	(1,319,190)	—	(1,336,685)	(1,336,685)	—
Proceeds from sales of investments	955,979	—	693,063	693,063	—
Other	—	(3,282)	(8,500)	6,224	(6,224)

Net cash provided by (used in) investing activities	(2,149,733)	2,229,469	588,937	2,262,362	169,420
Cash flows from financing activities:
Proceeds from sale of membership interests	—	—	1,500,407	—	—
Borrowings from issuance of notes payable to banks	3,171,974	648,249	2,505,243	1,148,249	144,994
Repayments on notes payable to banks	(648,249)	(1,325,010)	(1,382,723)	(1,325,010)	(31,984)
Borrowings from issuance of notes payable to related parties	250,000	—	1,112,012	260,000	143,000
Repayments on notes payable to related parties	—	(143,000)	(602,022)	(143,000)	(459,022)

Net cash provided by (used in) financing activities	2,773,725	(819,761)	3,132,917	(59,761)	(203,012)
Net change in cash	(355,934)	294,836	405,450	382,932	(1,079,428)
Cash, beginning of period	405,450	22,518	—	22,518	1,101,946

Cash, end of period	$49,516	$317,354	$405,450	$405,450	$22,518

Supplemental disclosures for cash flow information:
Cash paid during the periods for:
Income taxes	$—	$—	$—	$—	$—
Interest	$49,941	$104,460	$292,035	$139,531	$152,490

See accompanying notes to financial statements

VANGUARD SYNFUELS, LLC.

(A DEVELOPMENT-STAGE COMPANY – NOTE 2)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BUSINESS

Vanguard Synfuels, LLC (“Vanguard”) was formed on April 28, 2003 (“Inception”) as a limited liability company. Vanguard purchased assets from Farmland Industries’ bankruptcy trustee on July 31, 2003. These assets included the purchase of 320 acres of land, an ammonia plant which was shuttered in 2001, and existing plant infrastructure with water influent/effluent pipeline connected to Little River northeast of Pollock, Louisiana. Vanguard converted the existing facility (the “Pollock Facility”) into a biorefinery that utilizes available biomass resources which has the capacity to produce an estimated 12 million gallons of biodiesel, annually, from vegetable oils, animal fats and used cooking oils. Vanguard’s biodiesel facility utilizes proven trans-esterification processes currently employed at approximately 30 existing U.S. production facilities. Vanguard began testing of its facility in early 2006, and commenced production and sales in April 2006.

On September 20, 2006, Vanguard was acquired by Diametrics Medical, Inc. (“DMED”). See Note 9 for discussion of the terms of this acquisition.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development-Stage Company

Vanguard was considered a development-stage company in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7 “Accounting and Reporting by Development Stage Enterprises”. Vanguard has financed its activities through asset sales and debt financing while in the developmental stage. In April 2006, Vanguard exited the development stage as the planned principal operations commenced. Management has reported cumulative results of operations and cash flows from Inception through December 31, 2005, the last reported date in which Vanguard was in the development stage.

Going Concern Considerations

The accompanying financial statements have been prepared on the basis of Vanguard continuing as a going concern. Vanguard has recently commenced operations, has incurred losses from operations, and has used cash flows from operating activities. On June 30, 2006 (unaudited), Vanguard had a working capital deficit of $2,738,618, largely because its bank obligations were reflected as current liabilities. However, on September 20, 2006, Vanguard raised significant cash (Note 9) for working capital and plant expansion. In addition, DMED provided guarantees to the bank and other creditors. Management must enable Vanguard to generate sufficient revenues to meet its anticipated cost structure as a public company. Management believes that is has sufficient cash to operate 12 months from the most recently reported balance sheet date.

Interim Financial Statements

The interim financial statements are unaudited. In the opinion of management, all adjustments have been made, consisting of normal recurring items, that are necessary to present fairly Vanguard’s financial position as of June 30, 2006 as well as the results of operations for the six months ended June 30, 2006 and 2005 in accordance with accounting principles generally accepted in the United States of America. The results of operations for the interim periods are not necessarily indicative of the results for the entire year.

VANGUARD SYNFUELS, LLC.

(A DEVELOPMENT-STAGE COMPANY – NOTE 2)

NOTES TO FINANCIAL STATEMENTS

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Actual results could materially differ from those estimates. Significant estimates made by management include, but are not limited to collectibility of accounts receivable allowances, inventory allowances, the estimates of future cash flows to recovers long lived assets, as well as depreciable lives of its assets. In the future, Vanguard management will need to review for impairment of intangible assets and goodwill, as a result being acquired by DMED.

Cash and Cash Equivalents

Vanguard considers highly liquid investments with an original maturity of 90 days or less from the purchase date to be cash equivalents.

Short-Term Investments

Vanguard considers all highly liquid investments with a maturity date of one year or less at the balance sheet date to be short-term investments. Short-term investments consist of United States Treasury Bills, for which the carrying amount approximates fair value as of December 31, 2005 and June 30, 2006 (unaudited); see Note 3.

Inventories

Inventories are stated at the lower of cost (using the first-in, first-out method “FIFO”) or market. Vanguard’s inventories consist of various raw materials used to produce the finished good of biodiesel fuel. At June 30, 2006 (unaudited), Vanguard had finished goods of $244,969 and raw materials of $146,270, a total of $391,239.

Management has considered the impact of Statement of Financial Accounting Standards No. 151, “Inventory Costs, an amendment of ARB No. 43, Chapter 4” on its inventories at June 30, 2006 (unaudited). Abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) are recognized as current-period charges. Fixed production overhead is allocated to the costs of conversion into inventories based on the normal capacity of the production facilities.

Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally ranging from three to twenty years. The cost of maintenance and repairs is charged to expense as incurred; significant renewals and betterments are capitalized. Deductions are made for retirements resulting from renewals or betterments.

Vanguard capitalized the interest costs during the construction period of the new biodiesel facility under SFAS No. 34 “Capitalization of Interest Cost”. Capitalized interest for the six months ended

VANGUARD SYNFUELS, LLC.

(A DEVELOPMENT-STAGE COMPANY – NOTE 2)

NOTES TO FINANCIAL STATEMENTS

June 30, 2006 (unaudited) was $41,788. No amounts were capitalized prior to this December 31, 2005, as significant construction activities had not commenced and the amount would be minimal.

Impairment of Long-Lived Assets

Vanguard adopted Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). SFAS 144 supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of.” SFAS 144 requires that if events or changes in circumstances indicate that the cost of long-lived assets or asset groups may be impaired, an evaluation of recoverability would be performed by comparing the estimated future undiscounted cash flows associated with the asset to the asset’s carrying value to determine if a write-down to market value would be required. Long-lived assets or asset groups that meet the criteria in SFAS 144 as being held for disposal by sale are reflected at the lower of their carrying amount or fair market value, less costs to sell. Intangible assets that resulted from the acquisition by DMED, that have definite lives, are required to be evaluated under SFAS 144. During the periods presented, no impairments of long-lived assets were recognized.

Revenue Recognition

Vanguard recognizes sales of biodiesel fuel when (1) persuasive evidence that an agreement exists; (2) the products have been delivered; (3) the prices are fixed and determinable and not subject to refund or adjustment; and (4) collection of the amounts due is reasonably assured. Generally, Vanguard’s deliveries of biodiesel fuel are FOB shipping point, the point in time when the risk of loss transfers to the customer.

Vanguard sells biodiesel fuel (B100) to certified blenders and receives $1.00 above the wholesale price directly from the customer, which is considered part of the sales price, as the blenders currently receive a tax credit from the Internal Revenue Service for a like amount.

Vanguard also sells blended biodiesel fuel (B99) to non-certified blenders at wholesale prices. Vanguard then files a claim for the $1.00 biodiesel excise tax credit on the blended fuel sold. The credit is accounted for as a reduction to cost of sales. As of June 30, 2006 (unaudited), the tax credit is included in accounts receivable.

Income Taxes

Vanguard, as a Limited Liability Corporation (“LLC”), elected to be taxed as a partnership by the Internal Revenue Service. Accordingly, profits and losses are reflected in the individual income tax returns of the members. Income taxes are not material to the financial statements. Subsequent to the acquisition of Vanguard by DMED (refer to Note 9), the entity will be subject to corporate federal and state income taxes.

Research and Development Costs

Research and development costs are expensed as incurred. The costs of materials and equipment that will be acquired or constructed for research and development activities, and have uses for future operations, both in research and development, marketing or sales, will be classified as property and equipment and depreciated over their estimated useful lives. To date research and development costs include costs necessary to determine the viability of biodiesel production.

VANGUARD SYNFUELS, LLC.

(A DEVELOPMENT-STAGE COMPANY – NOTE 2)

NOTES TO FINANCIAL STATEMENTS

Fair Value of Financial Instruments

The fair value of financial instruments approximated their carrying values at June 30, 2006 (unaudited) and December 31, 2005. The financial instruments consist of cash and cash equivalents, accounts receivable, certain current liabilities and notes payable to banks. Notes payable to related parties are not subject to estimation of fair value due to the nature of their relationship with Vanguard.

Risks and Uncertainties

Vanguard’s operations are subject to new innovations in process design and function. Significant technical changes can have an adverse effect on product lives. Design and development of new processes are important elements to achieve and maintain profitability in the industry segment.

Vanguard receives an Alcohol and biodiesel excise tax credit of $1.00 per gallon sold for blended biodiesel fuel. The tax credit is scheduled to expire December 31, 2008. There are no assurances the tax credit will be extended beyond December 31, 2008. The loss of the tax credit will have a significant impact of Vanguard’s operations.

Vanguard’s results of operations will be significantly affected by the cost and supply of soybean oil and other alternative feedstocks used in the production of biodiesel fuel. The price of soy oil or other feedstocks is influenced by weather conditions and other factors affecting crop yields, farmer planting decisions, the output and proximity of soybean crush facilities, and general economic, market and regulatory factors. These factors include government policies and subsidies with respect to agriculture and international trade, and global and local demand and supply. The significance and relative effect of these factors on the price of soy oil is difficult to predict. Any event that tends to negatively affect the supply of soy oil, such as adverse weather or crop disease, could increase soy oil prices and potentially harm Vanguard’s business. In addition, Vanguard may also have difficulty, from time to time, in physically sourcing soy oil on economical terms due to supply shortages. Such a shortage could require Vanguard to suspend operations until soy oil is available at economical terms, which would have a material adverse effect on the results of operations and financial position.

Vanguard is subject to federal, state and local environmental laws and regulations. Vanguard does not anticipate expenditures to comply with such laws and regulations would have a material impact on Vanguard’s financial position, results of operations, or liquidity. Vanguard believes that its operations comply, in all material respects, with applicable federal, state, and local environmental laws and regulations.

VANGUARD SYNFUELS, LLC.

(A DEVELOPMENT-STAGE COMPANY – NOTE 2)

NOTES TO FINANCIAL STATEMENTS

Concentrations of Credit Risk

Vanguard, at times, maintains cash balances at certain financial institutions in excess of amounts insured by Federal agencies.

Vanguard performs periodic credit evaluations of its customers and does not require collateral. Vanguard maintains reserves for potential credit losses based on the specific identification of accounts necessitating a reserve.

Significant Customer Concentration

During the six months ended June 30, 2006 (unaudited), four customers accounted for 11.0%, 11.1%, 11.7% and 51.2%, a total of 85.0%, of sales derived from primary operations, including excise tax credits. Management believes that the loss of one or more of the customers would have a material impact on Vanguard’s financial position, results of operations and cash flow.

As of June 30, 2006 (unaudited), four customers comprised 94.4% of total accounts receivable.

NOTE 3 – RESTRICTED SHORT-TERM INVESTMENTS

At June 30, 2006 (unaudited) and December 31, 2005, Vanguard’s investments consisted of short-term zero coupon United States treasury bills. In accordance with SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities”, Vanguard carries its investments at amortized cost. The maturity period of Vanguard’s investments generally range from just over three (3) to six (6) months. At June 30, 2006 (unaudited), the investments mature at dates ranging from August 2006 to October 2006. At December 31, 2005, investments matured at dates ranging from January to May 2006. In addition, the investments at June 30, 2006 (unaudited) and December 31, 2005, have an average effective interest rate of 4.35% and 3.74%, respectively.

Vanguard can borrow up to 92% of the investments, which are used as collateral for the promissory note payable outstanding as of June 30, 2006 (unaudited) and December 31, 2005. Borrowings against this collateral are $917,891 and $500,000 as of June 30, 2006 (unaudited) and December 31, 2005, respectively, see Note 5. Subsequent to June 30, 2006, Vanguard used its restricted short term investments as repayment on its promissory note to this financial institution totaling $930,898.

NOTE 4 – PROPERTY, PLANT AND EQUIPMENT

Vanguard acquired idle property, plant and equipment from an unrelated entity through the trustee of the U.S. Bankruptcy Court (see Note 1) on July 31, 2003 for $1,810,000, plus costs of $18,367. Immediately after the date of the acquisition, Vanguard obtained appraisals of the value of the assets acquired which amounted to $5,154,000. Since management believes that the assets were purchased at a significant discount, they used the relative fair-value method to allocate the purchase price to assets acquired.

VANGUARD SYNFUELS, LLC.

(A DEVELOPMENT-STAGE COMPANY – NOTE 2)

NOTES TO FINANCIAL STATEMENTS

The purchase price of the assets acquired on July 31, 2003, was allocated to property groups as follows:

Land	$146,318
Timber	123,801
Buildings	312,144
Machinery and equipment	1,246,104

$1,828,367

In April 2004, Vanguard sold timber rights for gross proceeds of $212,520 resulting in a gain on sale of assets of $123,705. Included in the costs were fees paid for the timber rights and appraisal costs.

On February 21, 2005, Vanguard sold a significant portion of the ammonia equipment, which could not be converted into the biodiesel facility, for $4,000,000. The sales price was paid to Vanguard as follows: $1,500,000 in cash at the date of sale, $750,000 on May 19 and July 27, 2005, and $1,000,000 on September 9, 2005. Vanguard recorded a total gain of $2,545,241 in connection with the sale during the year ended December 31, 2005. Pursuant to the terms of the agreement, the equipment was to be dismantled and removed by the buyer, at buyer’s cost, no later than September 22, 2006. In April 2006, Vanguard approved an extension for removal of the equipment until March 22, 2007 for $100,000 in compensation.

Property, plant and equipment consist of the following:

	June 30, 2006	December 31, 2005
	(unaudited)
Land	$146,318	$146,318
Buildings	312,144	312,144
Machinery and equipment	2,720,961	853,405
Construction in progress	—	81,035
Less - accumulated depreciation	(142,872)	(52,647)

	$3,036,551	$1,340,255

Property, plant and equipment are depreciated over their estimated useful lives using the straight-line method as follows:

Buildings	20 years
Machinery and equipment	3 to 15 years

In December 2005, Vanguard commenced construction on the machinery and equipment related to primary biodiesel plant. The construction was funded with the $2.0 million line of credit and $1.5 million term loan, see Note 5. In May 2006, Vanguard completed the construction and placed the machinery and equipment into production. Total amounts capitalized related to the construction of the machinery and equipment were approximately $1,900,000, including capitalized interest of $41,788.

During the period from inception through December 31, 2005 and the years ended December 31, 2005 and 2004, depreciation expense totaled $52,647, $24,076 and $23,215, respectively. For the

VANGUARD SYNFUELS, LLC.

(A DEVELOPMENT-STAGE COMPANY – NOTE 2)

NOTES TO FINANCIAL STATEMENTS

six months ended June 30, 2006 and 2005 (unaudited), depreciation expense totaled $90,225 and $12,000, respectively.

NOTE 5 – LINE OF CREDIT AND NOTES PAYABLE TO BANKS

Long-term debt consists of the following at June 30, 2006 (unaudited) and December 31, 2005:

	June 30, 2006	December 31, 2005
	(unaudited)
Revolving line of credit with a bank for a borrowings of up to $2.0 million, interest payable monthly at the lender’s referenced prime rate plus 1.25% (9.50% at June 30, 2006); principal due on demand. (See below for further discussion)	$1,254,083	$—

Term loan payable for $1.5 million with a bank, interest payable quarterly at the lender’s reference prime rate plus 1.25% (9.50% per annum at June 30, 2006); principal payable in ten annual installments of $150,000 beginning January 1, 2007. (See below for further discussion)	1,500,000	—
Promissory note payable to a former bank, dated May 24, 2005, interest due monthly at 6.5% per annum, matured January 12, 2006	—	648,249
Promissory note payable to a financial institution; interest due monthly at a referenced rate (9.08% at June 30, 2006 and 8.11% at December 31, 2005), collateralized with cash and investments of $1,016,445 and $1,008,178, respectively, held by the bank, repaid in July 2006	917,891	500,000

	2,417,891	1,148,249
Less current portion	(2,417,891)	(1,148,249)

Long-term portion	$—	$—

In January 2006, Vanguard entered into a revolving line of credit agreement with a bank to provide for borrowings of up to $2,000,000. Vanguard can borrow up to 75% of receivables which decreases for time period invoices are outstanding and 70% to 80% of the cost of inventory based on the type, less any amounts outstanding for payables, overdrafts and demand notes/deposits. The line of credit is secured by the underlying assets. In addition, Vanguard can issue letters of credit against the line of credit. These letters of credit reduce the amount available under the agreement. At June 30, 2006, Vanguard has six letters of credit outstanding), totaling $919,500 which are secured by the line of credit. The letters of credit are issued to various vendors to secure the purchase of raw materials.

In January 2006, Vanguard entered into a $1.5 million term loan agreement with a bank. The term loan requires interest only payments from April 1, 2006 to January 1, 2007 at which time the loan is payable in ten (10) annual principal payments of $150,000 maturing on December 1, 2015, assuming the credit facility is extended beyond the expiration date of July 1, 2007. The term loan is secured by substantially all of Vanguard’s assets. As of June 30, 2006 (unaudited), the term loan is classified as a current liability due to a borrowing base default as described in the next paragraph.

VANGUARD SYNFUELS, LLC.

(A DEVELOPMENT-STAGE COMPANY – NOTE 2)

NOTES TO FINANCIAL STATEMENTS

At June 30, 2006 (unaudited), the balance on the line of credit, including outstanding letters of credit, was in excess of borrowing base. Thus, the line of credit was in technical default. On August 21, 2006, Vanguard received a waiver of this provision until September 30, 2006. Since the borrowing base requirements were expressly waived by the bank only through September 30, 2006, and a contemplated amendment to the loan agreement amending such borrowing base requirements has not yet been fully-executed, the credit facility is classified as a current liability in the accompanying balance sheet.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Litigation

In October 2005, Vanguard settled a lawsuit with a consulting company (the “Consultant”). The Consultant claimed Vanguard owed certain fees to the Consultant for the license of technology related to the sale of ammonia plant in February 2005. In connection with the settlement, Vanguard paid the former consultant $60,000. The payment was recorded as a reduction to the gain on the sale of the ammonia equipment during the year ended December 31, 2005.

Employment Contracts

Vanguard has employment contracts with five key employees expiring through November 2007. These contracts provide for annual compensation and bonuses, as defined. The employment contracts include standard severance packages in the event of termination. In 2003, two of these employment contracts required the issuance of member interest which was valued at $101,858. The member interests were valued based on a percentage stake in Vanguard as outline by the individual contracts. The value of the interests is included in general and administrative expenses in the accompanying statement of operations with the corresponding credit to members’ equity during the year ended December 31, 2003. Upon closing of the transaction discussed in Note 9, two of these employees entered into new employment contracts.

Minimum future liabilities in connection with contracts of key employees are as follows:

For the years ending December 31,
2006	$597,280
2007	365,021

Total	$962,301

NOTE 7 – MEMBERS’ EQUITY (DEFICIT)

Member Interests Issued for Cash

For the period from Inception through December 31, 2003, Vanguard sold member interests for cash proceeds of $1,500,407. No significant direct costs were incurred in connection with the sale of these interests.

Member Interests Issued for Services

In 2003, Vanguard issued membership interests in exchange for legal services valued at $7,314 using the same ratio paid by original investors.

VANGUARD SYNFUELS, LLC.

(A DEVELOPMENT-STAGE COMPANY – NOTE 2)

NOTES TO FINANCIAL STATEMENTS

For discussion of additional interest issued in connection with employment contracts and to related parties, see Notes 6 and 8.

NOTE 8 – RELATED PARTY TRANSACTIONS

Sale of Ammonia Equipment Bonuses

In connection the sale of the ammonia equipment, certain officers were paid bonuses aggregating $957,984 which were included in general and administrative expenses during the year ended December 31, 2005. In addition, Vanguard issued interests to officers as part of the sale of the ammonia equipment valued at $157,500.

Forgiveness of Employment Wages

After member interests were issued and bonuses were paid to certain officers in 2005 as a result of the sale of the ammonia equipment, the officers agreed to forgive six (6) months of compensation. During the year ended December 31, 2005, amounts forgiven totaled $196,163, which was recorded as compensation expense with a corresponding offset to members’ capital, since services were performed.

Notes Payable to Related Parties

Since inception, Vanguard has borrowed monies from certain members totaling $759,990 and $509,990 as of June 30, 2006 (unaudited) and December 31, 2005, respectively. The members’ loans were unsecured and were due on demand, and bear interest between 4% and 12% per annum. These amount were repaid on September 20, 2006 upon the close of the acquisition with proceeds received from DMED from its capital raise. Accordingly, these amounts have been classified as noncurrent liabilities in the accompanying balance sheet. Total amounts paid for interest for the period from inception through December 31, 2005, for the years ended December 31, 2005 and 2004, and for the six months ended June 30, 2006 and 2005 (unaudited) were $80,860, $46,232, $34,628, $29,999 and $46,232, respectively. As of June 30, 2006 (unaudited) and December 31, 2005, amounts accrued interest related to these loans was $17,018 and $29,999, respectively.

Sales to Related Parties

During the six months ended June 30, 2006 (unaudited), Vanguard sold biodiesel fuel to entities owned by three members totaling $21,744. The amount is shown in sales on the accompanying statement of operations. Amounts included in accounts receivable, due from one related entity at June 30, 2006 (unaudited) was $2,934.

Acquisition Bonuses

Bonuses to certain officers were paid as a result of the Vanguard acquisition (Note 9) in the amount of $714,976.

VANGUARD SYNFUELS, LLC.

(A DEVELOPMENT-STAGE COMPANY – NOTE 2)

NOTES TO FINANCIAL STATEMENTS

NOTE 9 – SUBSEQUENT EVENTS

Diametrics Medical, Inc. (OTC: DMMC.OB), a publicly-listed company trading on the OTC Bulletin Board (“DMED”), raised $28.5 million in preferred equity financing (the “Financing”) for the purpose of acquiring Vanguard on September 20, 2006, and for working capital and growth capital purposes. DMED previously had no operations and had limited assets, and was treated as a “shell company” by the Securities and Exchange Commission (as defined in regulations issued under the Securities and Exchange Act of 1934, as amended). DMED’s acquisition of Vanguard was funded from the proceeds of the issuance of $28.5 million of DMED’s Series J Convertible Preferred Stock (the “Series J Preferred Stock”). Of these proceeds, $17.7 million was used to purchase 80% of Vanguard’s equity interests, and $760,000 was used to repay outstanding loans Vanguard owed to certain of its members. The remaining funds are expected to be used as follows: $2.1 million for incentive compensation for Vanguard’s management ($1.4 million of which is subject to certain performance milestones), $4.0 million for working capital and general corporate purposes, $3.0 million for capacity expansion of Vanguard’s production facility in Pollock, Louisiana (the “Pollock Facility”) from 12 million gallons to 20 million gallons annually, and $0.9 million for transaction expenses related to the sale of the Series J Convertible Preferred Stock and the acquisition. DMED also provided a guaranty for $3.5 million of Vanguard’s debt outstanding. The remaining 20% of the existing Vanguard equity held by its two executives was exchanged for 15.9% of DMED’s fully-diluted equity.

The purchase price of Vanguard amounted to approximately $23.2 million. 10% of the purchase consideration due to the Vanguard members for their equity interests (comprising $1.77 million in cash and 10% of the preferred stock issued by DMED in exchange for the two executives’ equity) was placed into escrow for the benefit of DMED against any breaches of or inaccuracies in the members’ representations and warranties, to be released 18 months from the close of the acquisition. After the close of the acquisition on September 20, 2006, the holders of DMED equity ownership immediately prior to the close of the acquisition, own approximately 62% of the equity of DMED (excluding stock options and warrants). DMED’s pre-acquisition directors will continue to control the DMED board after the acquisition on September 20, 2006. The acquisition will be accounted for under SFAS 141 as a purchase. The assets and liabilities of Vanguard will be reported at fair value from the date of acquisition, with excess of the purchase price over the net assets allocated to goodwill. DMED will include the results of operations and cash flows of Vanguard from the date of acquisition.

DMED will be re-named and the combined company will continue to develop the existing biodiesel facility and potentially other facilities in locations throughout the United States or internationally. DMED may also pursue projects, investments, mergers, or acquisitions in the biodiesel industry. In the course of these activities, DMED may seek to raise additional debt or equity capital.